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EXHIBIT 5.1


                    THE LAW OFFICES OF ADAM U. SHAIKH, CHTD.
                              7917 AUTUMN GATE AVE
                             LAS VEGAS, NEVADA 89131
                               PHONE: 702-296-3575
                             FACSIMILE: 702-549-2265
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June 28, 2005

Board of Directors
IP Promotions, Inc.
1223 Manor Oaks Ct,
Atlanta, Ga. 30338


Gentlemen:

We have served as special counsel to IP Promotions, Inc.. (the "Company" or "IP"), a Nevada corporation, in connection with its filing of a registration statement on Form SB-2, under the Securities Act of 1933, as amended, relating to the registration of certain securities .

This opinion is given in connection with the registration with the Securities and Exchange Commission of 600,000 shares of common stock to be registered pursuant to a dividend distribution to holders of TMX Holding Corp, and the registration for resale of an additional 150,000 shares of the common stock to the public at a price of $1.00 per share.

We have examined the registration statement, copies of the corporate instruments, certificates and other documents of IP, and interviewed representatives of IP to the extent we deemed it necessary in order to form the basis for the opinion hereafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photo static copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of IP.

Statement. Based on the foregoing, it is our opinion that when the registration statement shall have been declared effective by order of the Securities and Exchange Commission, the shares, including common stock issuable in accordance with the dividend distributions and/or sold by the selling shareholders as contemplated by the registration statement will be legally and validly issued, fully paid and non-assessable pursuant to Nevada law, including all applicable statutory provisions, applicable provisions of the Nevada constitution, and reported judicial decisions interpreting those laws, as of the date of this opinion.


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(IP page 2, 6/28/05)


The undersigned hereby consents to the use of this opinion in connection with such Registration Statement and its inclusions as an exhibit accompanying such Registration.


Very Truly yours,


/s/ Adam U. Shaikh
Adam U. Shaikh, Esq.
The Law Offices of Adam U. Shaikh, Chtd.